Exhibit 10.7
DIRECT PAYMENT AGREEMENT

THIS DIRECT PAYMENT AGREEMENT is made as of the 1st day of June, 2020, by and among Gainesville and Hall County Development Authority (the “Issuer”) and Fox Factory, Inc., as Lessee under the Agreement, as defined below (in such capacity, the “Lessee”), a California corporation authorized to transact business in Georgia, and Fox Factory, Inc., as the Bondholder (in such capacity, the “Bondholder”).

WITNESSETH:
WHEREAS, the Bondholder is the holder of the $75,000,000 Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020 (the “Bonds”), which Bonds have been issued by the Issuer under and secured by that certain Financing Agreement, dated as of June 1, 2020 (the “Financing Agreement”), between the Issuer and the Bondholder; and
WHEREAS, the Bonds are secured by a pledge and an assignment to the Bondholder under the Financing Agreement of the Issuer’s interest in a Lease Agreement, dated as of June 1, 2020 (the “Agreement”), between the Lessee and the Issuer, pursuant to which Lessee is obligated to make rental payments to the Issuer in an amount sufficient to pay the principal, premium, if any, and interest required to be paid with respect to the Bonds; and
WHEREAS, the parties wish to enter into this Direct Payment Agreement as permitted by Section 208 of the Financing Agreement;
NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:
1. Notwithstanding any provision of the Financing Agreement or of the Bonds to the contrary, the Lessee on behalf of the Issuer shall make all payments of principal and interest on the Bonds, whether at maturity or by reason of prepayment, directly to the Bondholder at its address shown on the bond registration book of the Issuer. The payment by Lessee of the rental payments required under Section 5.3 of the Agreement directly to the Bondholder shall be deemed to be the payment by the Issuer of the principal and interest on the Bonds, and Lessee hereby agrees to make said rental payments directly to the Bondholder at its address set forth on the Bonds registration book of the Issuer. Notwithstanding the foregoing, the Lessee and the Bondholder acknowledge and agree that no cash shall be paid so long as the Lessee is also the Bondholder of the Bonds.
2. The Issuer shall not be liable to the Bondholder or the Lessee for any act or omission to act on the part of the Lessee or the Bondholder in connection with this Direct Payment Agreement, and the Issuer shall not be deemed to have notice of any default in the making of any such payment by Lessee.
3. So long as this Direct Payment Agreement is in effect, upon the transfer of the Bonds, the Bondholder, prior to the delivery of the Bonds to the transferee, shall make a notation on the Bonds of the date to which interest has been paid thereon and the amount of any partial redemption made on account of the principal thereof, and the Issuer shall not be deemed to have notice of any such payment by the Lessee. The transferee shall be required to submit the Bonds to the Bondholder for re-registration, and new Bonds shall be issued for the unpaid principal amount thereof pursuant to the terms of the Financing Agreement. Upon any such transfer, the Issuer shall give written notice by first class mail to the Lessee of the transfer of the Bonds.
4. This Direct Payment Agreement shall remain in effect until terminated by written notice from the Bondholder to the Issuer and the Lessee. Any such notice must be received at least fifteen (15) days prior to any interest payment date under the Bonds. In addition, this Direct Payment Agreement shall terminate upon transfer of the Bonds by the Bondholder.

IN WITNESS WHEREOF, the parties hereto have executed this Direct Payment Agreement on the date first above written.

GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY

By: /s/ Philip A. Wilheit
Chairman

Attest: /s/T. Treadwell Syfan
Secretary

LESSEE:
FOX FACTORY, INC.

By: /s/ John E. Blocher
John E. Blocher
Chief Financial Officer

BONDHOLDER:
FOX FACTORY, INC.

By: /s/ John E. Blocher
John E. Blocher
Chief Financial Officer